INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made effective as of [___________], 2012 by and between Aquasition Corp. (the “ Company ”) and American Stock Transfer & Trust Company, LLC (the “ Trustee ”).

WHEREAS, the Company’s registration statement, as amended on Form F-1, No. 333-180571 (the “ Registration Statement ”) and prospectus (the “ Prospectus ”) for the initial public offering of the Company’s units (the “ Units “), which consist of one share of the Company’s common stock, par value $0.001 per share (the “ Common Stock “) and one warrant to purchase one share of the Company’s Common Stock (the “ Warrants ”), (such initial public offering hereinafter referred to as the “ Offering ”) has been declared effective as of the date hereof (the “ Effective Date ”) by the Securities and Exchange Commission; and

WHEREAS, the Company intends to issue units (the “ Placement Units ”), which are identical to the Units except that the warrants included in the Placement Units may be exercised on a cashless basis under certain circumstances and are subject to certain transfer restrictions, in a private placement the immediately prior to the consummation of the Offering; and

WHEREAS, the Company has entered into an Underwriting Agreement with Lazard Capital Markets LLC as representative of the several underwriters (the “ Underwriters ”) named therein (the “ Underwriting Agreement ”); and

WHEREAS, as described in the Registration Statement, $[________] (or $[________] if the Underwriters’ over-allotment option is exercised in full) of the gross proceeds of the Offering and a portion of the proceeds from the sale of the Placement Units will be delivered to the Trustee to be deposited and held in a segregated trust account (the “ Trust Account ”) for the benefit of the Company and the holders of the Company’s shares of Common Stock underlying the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee will be referred to hereinafter as the “ Property , ” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “ Public Shareholders ,” and the Public Shareholders and the Company will be referred to together as the “ Beneficiaries ”) (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1.            Agreements and Covenants of Trustee . The Trustee hereby agrees and covenants to:

(a)           Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in Trust Accounts which shall be established by the Trustee at the London Branch of Barclays, and at a brokerage institution outside of the United States selected by the Trustee that is reasonably satisfactory to the Company;

(b)           Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)           In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in cash or any “Government Security.” As used herein, Government Security means any Treasury Bill issued by the United States, having a maturity of 180 days or less;

(d)           Collect and receive, when due, all interest arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)           Promptly notify the Company and Lazard Capital Markets LLC of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)           Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g)           Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)           Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)           Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“ Termination Letter “), in a form substantially similar to that attached hereto as either    Exhibit A or   Exhibit B   signed on behalf of the Company by its Chief Executive Officer or Chairman of the board of directors (the “ Board ”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in this  Section 1(i), disbursements from the Trust Account shall be made only pursuant to the terms of a duly executed Tax Withdrawal Instruction, Interest Withdrawal Instruction or Permitted Purchase of Shares Withdrawal Instruction, as set forth in  Sections 1(j), 1(k) and 1(l), respectively, as the case may be; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to   Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date that is 18 months (or 24 months pursuant to the automatic period extension) from the closing of the offering, or on such other date as may be determined in the Company’s Amended and Restated Articles of Incorporation following the liquidation of the Property, the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders;

(j)           If there is any tax obligation relating to the Property in the Trust Account or to fund the working capital of the Company, then, only at the written instruction of the Company in a form substantially similar to that attached hereto as Exhibit C (a “ Tax Withdrawal Instruction ”), to make available in cash or by check from the Property in the Trust Account an amount specified by the Company by electronic funds transfer, account debit or other method of payment; provided, however, that such distributions may only be made if and to the extent that interest has been earned on the amount initially deposited in the Trust Account sufficient to pay for such distribution (it being expressly understood that the principal of the Property shall not be used to pay any such distribution);

(k)           Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as   Exhibit D   (an “ Interest Withdrawal Instruction ”), the Trustee shall distribute to the Company the amount requested by the Company; and

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2.            Agreements and Covenants of the Company . The Company hereby agrees and covenants to:

(a)           Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer or Chief Financial Officer. In addition, except with respect to its duties under  Sections 1(i) through  1(l)   hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)           Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this  Section 2(b) , it shall notify the Company in writing of such claim (hereinafter referred to as the “ Indemnified Claim ”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim;  provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)           Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to  Sections 1(j)  and  1(l), which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to  Sections 1(i) through 1(l) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual fee at the consummation of the Offering and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this  Section 2(c)   and as may be provided in  Section 2(b)   hereof;

(d)           In connection with any vote of the Company’s Public Shareholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, or similar acquisition transaction involving the Company and one or more operating businesses or assets (an “ Acquisition Transaction ”), provide to the Trustee an affidavit or certificate of the inspector of elections for the shareholder meeting verifying the vote of the Public Shareholders, if applicable, regarding such Acquisition Transaction;

(e)           Provide Lazard Capital Markets LLC with a copy of any Termination Letter(s) and/or any other correspondence that the Company sends to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f)           In the event the Company is entitled to receive a tax refund on its income tax obligation, and promptly after the amount of such refund is determined on a final basis, provide the Trustee with notice in writing (with a copy to Lazard Capital Markets LLC) of the amount of such income tax refund; and

(g)           Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement.

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3.            Limitations of Liability . The Trustee shall have no responsibility or liability for:

(a)           Taking any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(b)           Instituting any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)           Refunding any depreciation in principal of any Property;

(d)           Assuming that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(e)           Any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct whether to the other parties hereto or anyone else. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) to which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(f)           Verifying the accuracy of the information contained in the Registration Statement,

(g)           Providing any assurance on any Acquisition Transaction entered into by the Company or any other action taken by the Company as contemplated by the Registration Statement;

(h)           Filing information returns on behalf of the Trust Account with any local, state or federal taxing authority or providing periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(i)           Preparing, executing and filing tax reports, income or other tax returns and paying any taxes with respect to any income earned by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations (it being expressly understood that, as set forth in  Section 1(j) hereof, if there is any income tax obligation relating to the income of the Property in the Trust Account, then, only at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account in an amount specified by the Company as owing to the applicable taxing authority), which amount shall be paid directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the appropriate taxing authority; and

(j)           Verifying calculations, qualifying or otherwise approving the Company’s written requests for distributions pursuant to  Sections 1(i)   through  1(l)   hereof.

4.            Trust Account Waiver . The Trustee has no right of set-off or any right, title, interest or claim of any kind (“ Claim ”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under  Section 2(b)   hereof, the Trustee shall pursue such Claim solely against the Company and not against the Property or any monies in the Trust Account.

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5.            Termination . This Agreement shall terminate as follows:

(a)           If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate;  provided ,  however , that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)           At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i)  hereof (which section may not be amended under any circumstances) and distributed the Property in accordance with the provisions of the Termination Letter, thereafter this Agreement shall terminate except with respect to  Section 2(b)  .

6.            Miscellaneous .

(a)           The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)           This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(d)           This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made to  Section 1(i)   hereof without the consent of each of the parties hereto and the Consent of the Company’s Shareholders, it being the specific intention of the parties hereto that each holder of shares of Common Stock (collectively, the “ Company Shareholders ”) is, and shall be, a third party beneficiary of this  Section 6(d)   with the same right and power to enforce this  Section 6(d)   as either of the parties hereto. For purposes of this  Section 6(d) , the “ Consent of the Company Shareholders ” means receipt by the Trustee of a certificate from the inspector of elections of the shareholder meeting certifying that either (a) the Company Shareholders of record as of a record date established in accordance with the laws of the Marshall Islands, who hold ninety percent (90%) or more of all then outstanding shares of Common Stock, have voted in favor of such change, amendment or modification, or (b) the Company Shareholders of record as of the record date who hold ninety percent (90%) or more of all then outstanding shares of Common Stock, have delivered to such entity a signed writing approving such change, amendment or modification. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee may rely conclusively on the certification from the inspector or elections referenced above and shall be relieved of all liability to any party for executing the proposes amendment in reliance thereon.

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(e)           The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder.

(f)           Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

American Stock Transfer & Trust Company, LLC
6201 15 th Avenue
Brooklyn, New York 11219

if to the Company, to:

Aquasition Corp.
c/o Seacrest Shipping Co. Ltd.
8 – 10 Paul Street
London EC2A 4JH, England

in either case with a copy to:

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, NY 10020
Attn: [__________]
Fax: [__________]

And

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax: [__________]

(g)           Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h)           Each of the Company and the Trustee hereby acknowledge that the Public Shareholders, solely for purposes of Sections 6(c)   and  6(d)   hereof, are third party beneficiaries of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF , the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

American Stock Transfer & Trust Company, LLC, as Trustee

By:
Name:
Title:

Aquasition Corp.

By:
Name:
Title:

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee.	Initial closing of Offering by wire transfer.	$	[___]

Annual fee.	First year, initial closing of Offering by wire transfer; thereafter on the anniversary of the effective date of the Offering by wire transfer or check.	$	[___]

Transaction processing fee for disbursements to Company under Sections 1(i) and 1(l).	Deduction by Trustee from accumulated income following disbursement made to Company under Section 1.	$	[___]

 EXHIBIT A

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company, LLC
6201 15 th Avenue
Brooklyn, NY 11219

Re:	Trust Account No. Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Aquasition Corp. (“   Company   ”) and American Stock Transfer & Trust Company, LLC (“   Trustee   ”), dated as of                      , 2012 (“   Trust Agreement   ”), this is to advise you that the Company has entered into an agreement (“ Business Agreement   ”) with                        (“   Target Business   ”) to consummate an acquisition transaction with Target Business (“ Acquisition Transaction ”) on or about   [insert date]   . The Company shall notify you at least forty-eight (48) hours in advance of the actual date of the consummation of the Acquisition Transaction (“   Consummation Date   ”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account on   [insert date]  , and to transfer the proceeds into the trust checking account at JP Morgan Chase, N.A. to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust checking account at JP Morgan Chase, N.A. awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Acquisition Transaction is in the process of being consummated (the “   Notification   ”) and (ii) the Company shall deliver to you a written instruction signed by the Company and Lazard Capital Markets LLC with respect to the transfer of the funds held in the Trust Account, (“   Instruction Letter   ”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Acquisition Transaction is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

Aquasition Corp.

By:
Name:
Title:

cc: Lazard Capital Markets LLC

EXHIBIT B

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company, LLC
6201 15 th Avenue
Brooklyn, NY 11219

Re:	Trust Account No. Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Aquasition Corp. (“   Company   ”) and American Stock Transfer & Trust Company, LLC (“   Trustee   ”), dated as of                      , 2012 (“   Trust Agreement   ”), this is to advise you that the Company has been unable to effect an acquisition transaction with a Target Company (“   Acquisition Transaction   ”) within the time frame specified in the Company’s Memorandum and Articles of Association, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account on                        20___ and to transfer the total proceeds into the trust checking account at [_______________________] to await distribution to the remaining Public Shareholders. The Company has selected the date that is 18 months (or 24 months pursuant to the automatic period extension) from the closing of the Offering as the record date for the purpose of determining the remaining Public Shareholders entitled to receive their share of the liquidation proceeds. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

Aquasition Corp.

By:
Name:
Title:

cc: Lazard Capital Markets LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company, LLC
6201 15 th Avenue
Brooklyn, NY 11219

Re:	Trust Account No.

Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Aquasition Corp. (“ Company ”) and American Stock Transfer & Trust Company, LLC  (“ Trustee ”), dated as of                                          , 2012 (“ Trust Agreement “), this is to advise you that the Company hereby requests that you deliver to the Company $                                             of the interest, net of franchise and income taxes payable, earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to Section 1(j), if any, the maximum amount set forth in  Section 1(j).

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Aquasition Corp.

By:
Name:
Title:

cc: Lazard Capital Markets LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company, LLC
6201 15 th Avenue
Brooklyn, NY 11219

Re:	Trust Account No.

Gentlemen:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Aquasition Corp. (“ Company ”) and American Stock Transfer & Trust Company, LLC  (“ Trustee ”), dated as of                                          , 2012 (“ Trust Agreement “), this is to advise you that the Company hereby requests that you deliver to the Company $                                             of the interest, net of franchise and income taxes payable, earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to Section 1(k), if any, the maximum amount set forth in  Section 1(k).

The Company needs such funds to cover working capital requirements. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Aquasition Corp.

By:
Name:
Title:

cc: Lazard Capital Markets LLC